As filed with the Securities and Exchange Commission on July 30, 1999

                                                     Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              ---------------------

                              MICRO WAREHOUSE, INC.
             (Exact name of Registrant as specified in its charter)

        Delaware                                                 06-1192793
(State of Incorporation)                                      (I.R.S. Employer
                                                             Identification No.)

                             535 Connecticut Avenue
                           Norwalk, Connecticut 06854
                    (Address of principal executive offices)

                              ---------------------

                  MICRO WAREHOUSE, INC. 1994 STOCK OPTION PLAN

                            (Full title of the Plan)

                             ----------------------

                               Bruce L. Lev, Esq.
                 Executive Vice President of Legal and Corporate
                           Affairs and General Counsel
                             535 Connecticut Avenue
                           Norwalk, Connecticut 06854
                                 (203) 899-4000
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                             ----------------------

================================================================================================================
                                        CALCULATION OF REGISTRATION FEE
================================================================================================================
 Title of Securities      Amount to be        Proposed Maximum          Proposed Maximum             Amount of
        to be            Registered (1)      Offering Price Per        Aggregate Offering           Registration
     Registered          --------------           Share(2)                 Price(2)                     Fee
 -------------------                         ------------------        ------------------           ------------
Common Stock, par
value $.01 per share            2,000,000          14.78                   29,560,000                $8,218.00
================================================================================================================

      (1) Such additional indeterminable number of shares of Common Stock is hereby registered as may be required by reason of the anti-dilution provisions of the Micro Warehouse, Inc. 1994 Stock Option Plan.

      (2) Computed in accordance with Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee on the basis of the average high and low price of our common stock as reported on The Nasdaq National Market on July 29, 1999.

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      Item 3. Information Incorporated by Reference

            The contents of our Registration Statements on Form S-8 filed with the Securities and Exchange Commission on February 6, 1996 (Registration No. 333-1098) and August 19, 1997 (Registration No. 333-33945) are hereby incorporated by reference. Our Annual Report on Form 10-K for the fiscal year ended December 31, 1998, our Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, our Current Report on Form 8-K filed with the Commission on March 26, 1999, as amended on April 7, 1999, and the description of our common stock contained in our registration statement on Form 8-A filed with the Commission on October 14, 1992, are hereby incorporated by reference.

            All documents and reports filed by us pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post effective amendment which indicates that all shares of common stock being offered have been sold or which deregisters all such common stock which remains unsold are deemed to be incorporated by reference in this registration statement and to be a part hereof from the respective dates of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein is deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in such documents or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

      Item 5. Interests of Named Experts and Counsel

            The validity of the shares of common stock being registered has been passed upon for us by Bruce L. Lev, Esq., our Executive Vice President of Legal and Corporate Affairs and General Counsel. As of July 30, 1999, Mr. Lev owns options to purchase 211,000 shares of our common stock of which 115,534 were vested and exercisable.

      Item 6. Exhibits

      Exhibit
      Number                             Document
      ------             ---------------------------------------------

         4.1       Micro Warehouse, Inc. 1994 Stock Option Plan, as amended.
         5.1 Opinion of counsel as to legality of securities being registered.
        23.1       Consent of counsel (contained in Exhibit 5.1).
        23.2       Consent of KPMG LLP.
        24.1       Power of Attorney (included on signature page).

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on July 30, 1999.

                                 MICRO WAREHOUSE, INC.


                                 By: /s/ Bruce L. Lev
                                    --------------------------------------------
                                 Bruce L. Lev
                                 Executive Vice President of Legal and Corporate Affairs and General Counsel

                        SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Peter Godfrey and Bruce L. Lev, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to take such actions in, and file with the appropriate authorities in, whatever states said attorneys-in-fact and agents, and each of them, shall determine, such applications, statements, consents and other documents as may be necessary or expedient to register securities of the Company for sale, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the registration hereby confers like authority on its behalf.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

     Signature                       Title                             Date
     ---------                       -----                             ----
    Peter Godfrey        Chairman of the Board, President and      July 29, 1999
                         Chief Executive Officer
                         (Principal Executive Officer)

    Felix Dennis         Director                                  July 29, 1999

Frederick H. Fruitman    Director                                  July 29, 1999

   Joseph M. Walsh       Director                                  July 29, 1999

   Wayne P. Garten       Executive Vice President and Chief        July 29, 1999
                         Financial Officer (Principal Financial
                         Officer and Principal Accounting
                         Officer)

                                INDEX TO EXHIBITS

Exhibit
Number                         Exhibit
------                         -------

4.1        Micro Warehouse, Inc. 1994 Stock Option Plan, as amended

5.1        Opinion of counsel as to legality of securities being registered

23.1       Consent of counsel (contained in Exhibit 5.1)

23.2       Consent of KPMG LLP

24.1       Power of Attorney (included on signature page)